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Exhibit 4.9

SIXTH SUPPLEMENTAL INDENTURE

        This Sixth Supplemental Indenture, dated as of May 10, 2004 (this "Supplemental Indenture" or "Guarantee"), among Cape Fear Mobile Imaging, LLC, a North Carolina limited liability company (the "Guarantor"), MedQuest, Inc. (together with its successors and assigns, the "Company"), MQ Associates, Inc. ("Holdings"), the subsidiaries of the Company party to the Indenture (as hereinafter defined) (the "Subsidiary Guarantors") and Wachovia Bank, National Association, as Trustee under the Indenture referred to below.

WITNESSETH:

        WHEREAS, the Company, Holdings, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 15, 2002 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $180,000,000 of 11 7/8% Senior Subordinated Notes due 2012 of the Company (the "Securities")

        WHEREAS, Section 3.12 of the Indenture provides that unless such Subsidiary has previously issued a Notes Guarantee which is then in full force and effect, the Company is required to cause each Subsidiary that issues a Guarantee in respect of obligations under a Credit Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of, premium, if any, and interest on the Securities; and

        WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, Holdings, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

DEFINITIONS

1.1    Defined Terms.

        As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Securityholders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

2.1    Agreement to be Bound.

        The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

2.2    Guarantee.

        The Guarantor as of the Guarantor Effective Date (as hereinafter defined) hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, or otherwise, of the Obligations pursuant to Article XI of the Indenture.

ARTICLE III

MISCELLANEOUS

3.1    Notices.

        All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

3.2    Parties.

        Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

3.3    Governing Law.

        This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

3.4    Severability Clause.

        In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

3.5    Ratification of Indenture; Supplemental Indentures Part of Indenture.

        Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

3.6    Counterparts.

        The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

3.7    Headings.

        The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

3.8    Additional Definitions.

        As used in this Supplemental Indenture, "Guarantor Effective Date" shall mean April 30, 2004.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CAPE FEAR MOBILE IMAGING, LLC, as a Guarantor
By:	/s/ JOHN K. LUKE Name: John K. Luke Title: Manager
WACHOVIA BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ PAUL HENDERSON Name: Paul Henderson Title: Trust Officer
MEDQUEST, INC.
By:	/s/ JOHN K. LUKE Name: John K. Luke Title: President
MQ ASSOCIATES, INC.
By:	/s/ JOHN K. LUKE Name: John K. Luke Title: President

IMAGING SERVICES OF ALABAMA, INC.
ANDERSON DIAGNOSTIC IMAGING, INC.
ASHEVILLE OPEN MRI, INC.

BIOIMAGING AT CHARLOTTE, INC.
BIOIMAGING AT HARDING, INC.
BIOIMAGING OF COOL SPRINGS, INC.
CABARRUS DIAGNOSTIC IMAGING, INC.
CAPE FEAR DIAGNOSTIC IMAGING, INC.
CAROLINA IMAGING, INC. OF FAYETTEVILLE
CHAPEL HILL DIAGNOSTIC IMAGING, INC.
CHATTANOOGA DIAGNOSTIC IMAGING, INC.
DOTHAN DIAGNOSTIC IMAGING, INC.
FLORIDA DIAGNOSTIC IMAGING CENTER, INC.
OPEN MRI OF GEORGIA, INC.
OPEN MRI & IMAGING OF GEORGIA, INC.
GROVE DIAGNOSTIC IMAGING CENTER, INC.
KANSAS DIAGNOSTIC IMAGING, INC.
NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.
WISCONSIN DIAGNOSTIC IMAGING, INC.
VIENNA DIAGNOSTIC IMAGING, INC.
WILLIAM S. WITT, INC.	MRI & IMAGING OF WISCONSIN, INC.
LEXINGTON OPEN MRI, INC.
MECKLENBURG DIAGNOSTIC IMAGING, INC.
MEDQUEST ASSOCIATES, INC.
MISSOURI IMAGING, INC.
MOBILE OPEN MRI, INC.
OCCUPATIONAL SOLUTIONS, INC.
PALMETTO IMAGING, INC.
PHOENIX DIAGNOSTIC IMAGING, INC.

PIEDMONT IMAGING, INC. (FORSYTH)
PIEDMONT IMAGING, INC. (SPARTANBURG)
OPEN MRI & IMAGING OF RICHMOND, INC.
SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.
SUN VIEW HOLDINGS, INC.
TEXAS IMAGING SERVICES OF EL PASO, INC.
TRIAD IMAGING, INC.

TYSON'S CORNER DIAGNOSTIC IMAGING, INC.
VIRGINIA DIAGNOSTIC IMAGING, INC.

CAROLINAS DIAGNOSTIC IMAGING, INC.
ILLINOIS DIAGNOSTIC IMAGING, INC.
On behalf of each of the entities listed above:	On behalf of each of the entities listed above:
By:	/s/ JOHN K. LUKE Name: John K. Luke Title: President	By:	/s/ JOHN K. LUKE Name: John K. Luke Title: President

OPEN MRI & IMAGING OF ALBANY, LLC
OPEN MRI & IMAGING OF ATHENS, LLC
ATHENS MRI, LLC
OPEN MRI OF ATLANTA, LLC
BUCKHEAD DIAGNOSTIC IMAGING, LLC
OPEN MRI OF CENTRAL GEORGIA, LLC
IMAGING CENTER OF CENTRAL GEORGIA, LLC
OPEN MRI & IMAGING OF CONYERS, LLC

CUMMING DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF DEKALB, LLC
DULUTH DIAGNOSTIC IMAGING, LLC
DULUTH CT CENTER, LLC

DIAGNOSTIC IMAGING OF ATLANTA, LLC
OPEN MRI & IMAGING OF NORTH FULTON, LLC
OPEN MRI & IMAGING OF N.E. GEORGIA, LLC
DIAGNOSTIC IMAGING OF GEORGIA, LLC
MIDTOWN DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF DOUGLASVILLE, LLC
HAPEVILLE DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF MACON, LLC
OPEN MRI AND IMAGING OF SNELLVILLE, LLC
WEST PACES DIAGNOSTIC IMAGING, LLC
TOWN & COUNTRY OPEN MRI, LLC
BRUNSWICK DIAGNOSTIC IMAGING, LLC	WOODSTOCK DIAGNOSTIC IMAGING, LLC
DIAGNOSTIC IMAGING OF HIRAM, LLC
DIAGNOSTIC IMAGING OF MARIETTA, LLC
MONTGOMERY OPEN MRI, LLC
BIRMINGHAM DIAGNOSTIC IMAGING, LLC
COASTAL IMAGING, LLC
DURHAM DIAGNOSTIC IMAGING, LLC

JACKSONVILLE DIAGNOSTIC IMAGING, LLC
CAPE IMAGING, L.L.C.
BRIDGETON MRI AND IMAGING CENTER, LLC
KIRKWOOD MRI AND IMAGING CENTER, LLC
ST. PETERS MRI & IMAGING CENTER, LLC
OPEN MRI & IMAGING OF RICHMOND, LLC
RICHMOND WEST END DIAGNOSTIC IMAGING, LLC
CAROLINA MEDICAL IMAGING, LLC

OPEN MRI OF SIMPSONVILLE, LLC
SIMPSONVILLE OPEN MRI, LLC
EAST COOPER DIAGNOSTIC IMAGING, LLC

FARMFIELD DIAGNOSTIC IMAGING, LLC
FORT MILL DIAGNOSTIC IMAGING, LLC
TRICOM DIAGNOSTIC IMAGING, LLC

WEST ASHLEY DIAGNOSTIC IMAGING, LLC
CLAYTON OPEN MRI, LLC
MEDICAL SCHEDULING OF MISSOURI, LLC
On behalf of each of the entities listed above:	On behalf of each of the entities listed above:
By:	/s/ JOHN K. LUKE Name: John K. Luke Title: Manager	By:	/s/ JOHN K. LUKE Name: John K. Luke Title: Manager
OPEN MRI & IMAGING OF FLORENCE, LLC OPEN MRI OF MYRTLE BEACH, LLC Palmetto Imaging, Inc., as sole member of each of the entities listed above
		By:	/s/ JOHN K. LUKE Name: John K. Luke Title: President

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  Exhibit 4.9
ARTICLE I DEFINITIONS
ARTICLE II AGREEMENT TO BE BOUND; GUARANTEE
ARTICLE III MISCELLANEOUS